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                                                                     Exhibit 5.1

                  Opinion of Akerman, Senterfitt & Eidson, P.A.
               regarding the validity of the Class A common stock

                                  May 10, 2002

SBA Communications Corporation
5900 Broken Sound Parkway NW
Boca Raton, Florida 33487

Ladies and Gentlemen:

         SBA Communications Corporation, a Florida corporation (the "Company"), filed with the Securities and Exchange Commission on October 11, 2001, a Shelf Registration Statement on Form S-4, Registration No. 333-71460 (the "Shelf Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Shelf Registration Statement relates to the offering by the Company of up to 5,000,000 shares of the Company's Class A common stock, $.01 par value per share (the "Class A Common Stock"). We have acted as counsel to the Company in connection with the preparation and filing of the Shelf Registration Statement and the issuance of 728,509 shares (the "Shares") of Class A Common Stock pursuant to the Shelf Registration Statement, in connection with an acquisition and the fulfillment of the Company's earn-out obligations under previously closed acquisitions.

         In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Shelf Registration Statement and to the use of our name under the caption "Legal Matters" in the Shelf Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                   Sincerely,

                                   AKERMAN, SENTERFITT & EIDSON, P.A.

                                   /s/ Akerman, Senterfitt & Eidson, P.A.